EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 13, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Oct 2008 – Sep 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	2.1%	-5.5%	-11.0%	-6.4%	-4.5%	0.4%	-4.5%	10.5%	-28.3%	-0.4	-0.6
B**	0.4%	2.0%	-6.0%	-11.5%	-7.0%	-5.1%	-0.4%	-5.1%	10.5%	-30.5%	-0.4	-0.6
Legacy 1***	0.4%	2.2%	-4.0%	-9.0%	-4.3%	N/A	N/A	-3.8%	10.4%	-22.5%	-0.3	-0.5
Legacy 2***	0.4%	2.1%	-4.2%	-9.2%	-4.7%	N/A	N/A	-4.1%	10.4%	-23.1%	-0.4	-0.5
Global 1***	0.5%	2.1%	-3.7%	-8.5%	-4.5%	N/A	N/A	-4.5%	9.9%	-21.6%	-0.4	-0.6
Global 2***	0.4%	2.1%	-3.8%	-8.7%	-4.8%	N/A	N/A	-4.7%	9.9%	-22.6%	-0.4	-0.6
Global 3***	0.4%	2.1%	-5.0%	-10.2%	-6.4%	N/A	N/A	-6.4%	9.9%	-28.3%	-0.6	-0.8

S&P 500 Total Return Index****	2.0%	3.5%	20.2%	19.7%	16.4%	10.1%	7.6%	10.1%	18.1%	-36.1%	0.6	0.8
Barclays Capital U.S. Long Gov Index****	0.5%	-2.4%	-12.4%	-13.0%	2.6%	5.9%	5.8%	5.9%	13.8%	-15.4%	0.5	0.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	13%	Long	Brent Crude Oil	3.9%	Long	13%	Long	Brent Crude Oil	4.0%	Long
			Crude Oil	3.2%	Long			Crude Oil	3.2%	Long
Grains/Foods	10%	Short	Soybeans	2.0%	Long	10%	Short	Soybeans	2.0%	Long
			Wheat	2.0%	Short			Wheat	2.0%	Short
Metals	3%	Short	Copper LME	0.8%	Short	3%	Short	Copper LME	0.8%	Short
			Gold	0.6%	Short			Gold	0.7%	Short
FINANCIALS	74%					74%
Currencies	24%	Short $	Euro	3.3%	Long	24%	Short $	Euro	3.3%	Long
			Japanese Yen	2.7%	Short			Japanese Yen	2.8%	Short
Equities	29%	Long	S&P 500	3.9%	Long	29%	Long	S&P 500	3.9%	Long
			Hang Seng Index	2.8%	Long			Hang Seng Index	2.8%	Long
Fixed Income	21%	Short	Long Gilts	2.9%	Short	21%	Short	Long Gilts	2.9%	Short
			Bunds	2.7%	Short			Bunds	2.7%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Prices declined across the crude oil complex as concerns over future supplies eased in reaction to the reduced likelihood of U.S. military action against Syria. Natural gas prices rose more than 4% as warmer temperatures across the Northeast and Midwest sections of the U.S. increased overall demand.

Grains/Foods
Corn prices fell by more than 8% after the USDA unexpectedly increased its corn yield estimates to their highest levels since 2009. Conversely, soybean prices gained more than 3% after the USDA lowered its soybean yield estimates, citing reduced production caused by dry weather.

Metals
Precious metal markets experienced losses following reduced investor concerns about the reduction in quantitative easing and U.S. intervention in Syria. Base metal markets also suffered losses as prospective demand across Europe and Asia continued to decline due to rising unemployment and reduced industrial production.

Currencies
The New Zealand dollar appreciated by more than 1% against counterparts after the Reserve Bank of New Zealand announced its intentions to raise interest rates during 2014. The British pound reached a 7-month high against the U.S. dollar after U.S. consumer sentiment data disappointed investors and created an increased demand for alternative safe haven currencies.

Equities	The S&P 500 gained more than 2% after the U.S. announced its intentions to pursue diplomacy instead of force in Syria. The Nikkei 225 also rose.
Fixed Income	The prices for U.S. Treasury bonds rose following strong demand at auctions for 3-Year, 10-Year, and 30-Year notes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.